UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2008
infoGROUP Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19598	47-0751545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 593-4500

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
As previously disclosed, effective December 24, 2007, the Board of Directors of infoGROUP Inc. (the “Company”) formed a Special Litigation Committee in response to the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.), and a related informal investigation into the Company by the Securities and Exchange Commission (the “SEC”). In light of the ongoing investigation and as previously disclosed, the Company was unable to file both its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”), and its Form 10-Q for the period ended March 31, 2008 by the SEC’s filing deadline.
The Special Litigation Committee intends on completing its interview and document work by mid-June. The Company then intends on filing its 2007 Form 10-K and its Form 10-Q for the period ended March 31, 2008 on or before July 31, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.
By:	/s/ Stormy L. Dean
Stormy L. Dean
Chief Financial Officer

Date: June 6, 2008